Exhibit 10.9

LEASE

Between

BHC INVESTMENT COMPANY, L.C.

LANDLORD

and

BHCMC, L.L.C.

TENANT

Boot Hill Casino
4000 W. Comanche
Dodge City, KS  67801

August 24, 2012

TABLE OF CONTENTS

1	Definitions and Basic Business Terms.

	(a)	“Property” -	1
	(b)	“Rent Commencement Date” -	1
	(c)	“Acquisition Date” -	1
	(d)	“Lease Term” -	1
	(e)	“Monthly Rent” -	1
	(f)	“Minimum Payment Amount” -	1
	(g)	“Optional Payments” -	1
	(h)	“Late Charge” -	2
	(i)	“Security Deposit” -	2
	(j)	“Purchase Option” -	2
	(k)	“Purchase Price” -	2
	(l)	“Tenant’s Address for Notice” -	2
	(m)		2
	(n)		2

2	Acceptance.		3

3	Rent.		3

4	Use.		3

5	Taxes, Insurance and Common Area Maintenance Costs.		3

	(a)	Taxes.	3
	(b)	Insurance.	4
	(c)	Maintenance and Repairs.	4
	(d)	Surrender of Property.	4

6	Insurance.		4

(a)		Tenant’s Property Insurance.	4
(b)		General.	4
(c)		Indemnity.	5

7	Assignment and Subletting.		5

8	Tenant Default/Landlord’s Remedies.		5

9	Landlord Default.		6

10	Notice.		6

11	Estoppel Certificates.	7

12	Limitations on Tenant.	7

13	Miscellaneous.	7

LEASE

This Lease (“Lease”) is entered into by and between BHCMC, L.L.C., a Kansas limited liability company, as “Tenant”, and BHC Investment Company, L.C., a Kansas limited liability company, as “Landlord” effective as of the ____ day of August, 2012 (“Effective Date”).

1.              Definitions and Basic Business Terms.
When used in this Lease, the following terms shall have the indicated meanings:

(a)       “Property” -
Refers to tangible and intangible items paid for, provided, acquired or obtained with, by or from certain funds to be provided to Tenant by Landlord in an amount not to exceed $3,250,000.  Tenant acknowledges receipt of funds totaling $2,500,000.  Landlord shall provide additional funds upon written request of Tenant up to $750,000 (total of $3,250,000) pursuant to Addendum attached hereto.

(b)      “Rent Commencement Date” -
November 1, 2012.  Prior to Rent Commencement, Tenant shall pay monthly an amount equal to the interest accrued for the preceding calendar month at twelve percent (12%) annually (one percent per month) until the Rent Commencement Date.

(c)      “Acquisition Date” -
This Lease shall terminate when Tenant acquires the Property from Landlord upon satisfaction of the Minimum Payment Amount required hereunder and exercise of Tenant’s Purchase Option and payment of the Purchase Price.

(d)      “Lease Term” -
The period beginning on the Effective Date and ending on the Acquisition Date, unless earlier terminated as provided herein.  If Tenant does not exercise the Purchase Option on or before November 1, 2017, this Lease shall terminate on November 30, 2017, provided, however the Lease shall not terminate until and unless Tenant has satisfied the Minimum Payment Amount.  Tenant shall return all Property to Landlord, provided however Landlord may arrange for or direct Tenant to release the Property to such other person or persons designated in written notice to Tenant sent on or before November 30, 2017.

(e)      “Monthly Rent” -
Beginning on the Rent Commencement Date and continuing on the first day of each calendar month thereafter, Tenant shall pay the sum of $55,611.12 (based upon total advances of $2,500,000).  Landlord and Tenant agree that if no Optional Payments are made then upon payment in accordance with the terms hereof of sixty (60) Monthly Rent payments, Tenant shall have satisfied the Minimum Payment Amount.

(f)      “Minimum Payment Amount” -
Is satisfied upon payment by Tenant, in any combination of Monthly Rent and/or Optional Payments, of an amount equal to the principal sum of $2,500,000 increased by any additional funds requested by Tenant pursuant to subparagraph (a) of this paragraph 1. and provided by Landlord plus a twelve percent (12%) annual return (1.00% monthly)

LEASE
By and Between
BHCMC, L.L.C. and BHC Investment Company, L.C.

on such sum adjusted for any payments, after satisfaction of accrued interest balances, from and after the Effective Date.

(g)      “Optional Payments” -
Tenant may pay Landlord, at any time, one or more payments of not less than seventy five thousand dollars ($75,000) which sums shall be applied first towards satisfaction of any accrued interest to date and the balance if any towards principal but shall not reduce or alter the Monthly Rent or the Rent Commencement Date.  Provided, however, Landlord and Tenant, upon Tenant’s request, shall adjust the Monthly Rent to account for Optional Payments made by Tenant.  This Lease has no prepayment penalty and may be paid off in full at any time.

(h)      “Late Charge” -
$50.00 per day.  For Rent, the late charge applies from and after the first day of each calendar month if not paid by the fifth day of each month.

(i)      “Security Deposit” -
None.

(j)      “Purchase Option” -
Tenant holds an option to acquire ownership of all Property by notice to Landlord at any time after the Minimum Payment Amount has been satisfied upon payment of the Purchase Price.

(k)      “Purchase Price” -
Upon completion of the Minimum Payment Amount, Tenant may acquire all rights, interests and ownership of the Property by written notice to Landlord as provided in Section 1(j) above and payment to Landlord, in good funds, of one hundred dollars ($100) concurrently with such notice.

(l)      “Tenant’s Address for Notice” -
BHCMC, L.L.C.
19920 W. 161st St.
Olathe, Kansas 66062
Attn: Clark Stewart
(Phone) 913-780-9595

With a copy to:
BHCMC, L.L.C.
19920 W. 161st St.
Olathe, Kansas 66062
Attn: Chris Reedy

LEASE
By and Between
BHCMC, L.L.C. and BHC Investment Company, L.C.

(m)           “Landlord’s Address for Notice” -
BHC Investment Company, L.C.
3501 SW Fairlawn Road, Suite 200
Topeka, Kansas 66614
Attn: Jeffrey L. Ungerer
(Phone) 785-272-1398 ext. 133

(n)      “Tenant’s Trade Name” -
“Boot Hill Casino”

The foregoing Definitions and Basic Business Terms are incorporated into the body of this Lease and, to the extent of any conflict between any of the information contained in this Section 1 and the remainder of the Lease, the remainder of the Lease shall control.

2.           Acceptance.
Landlord hereby leases the Property to Tenant, and Tenant hereby leases the Property from Landlord.  Tenant accepts the Property in its current condition and acknowledges receipt and acceptance of the same.

3.           Rent.
Beginning on the Rent Commencement Date, Tenant agrees to pay Landlord the amount established under paragraph 1 as Monthly Rent, in advance, without notice, demand, deduction or offset, for every month in the Lease Term.  Tenant’s Rent payments will be made to Landlord at Landlord’s address set forth herein, or at any other address that Landlord may specify.  In addition to any other rights of Landlord, if any monthly Rent payment is not received by Landlord on or before the fifth day of the month for which payable, or any other payment is not received by Landlord within ten (10) days after written demand therefor, the Late Charge will be charged for each day that such payment is late and is due without requirement for any notice or demand by Landlord.  Tenant shall also pay to Landlord, upon demand, a charge of One Hundred and No/100 Dollars ($100.00) for each check from Tenant which is returned uncollectible or “NSF”.

4.           Use.
Tenant will use the Property in compliance with all laws, codes and ordinances for operation and benefit of the Boot Hill Casino and Tenant will not use the Property, or permit its use, for any other purpose.  Tenant must obtain, at its sole cost and expense, any permits, licenses or other governmental approvals required to use or operate the Property.  Tenant will comply with all federal, state, municipal and other laws, ordinances, rules and regulations that apply to the Property and Tenant’s business.

5.           Taxes, Insurance and Common Area Maintenance Costs.
Tenant agrees to pay all taxes, insurance premiums and maintenance or repair costs throughout the Lease Term.

LEASE
By and Between
BHCMC, L.L.C. and BHC Investment Company, L.C.

(a)      Taxes.
For purposes hereof, the term “taxes” shall refer to all taxes, assessments, impositions, levies, charges and other sums, whether or not existing or hereafter arising, levied, assessed or charged by any governmental authority or other taxing authority against the Property or upon the Monthly Rent or any Optional Payments.  Tenant shall pay directly to the taxing authorities promptly when due all taxes imposed upon its business operation.

(b)      Insurance.
The term “insurance premiums” shall mean the amount of premiums paid for property and liability insurance (including, but not limited to, general and umbrella liability, hired-auto liability, comprehensive casualty and loss of rents coverage) carried on the Property and any other commercially reasonable insurance which Landlord requires with respect to the Property from time to time, including all insurance coverages required or requested by any of Landlord’s lenders.

(c)      Maintenance and Repairs.
Landlord shall have no obligation with respect to repairs or maintenance.  Tenant will repair and maintain all elements of the Property and shall keep the Property in good condition and repair and in a clean, sightly and sanitary condition, at Tenant’s sole cost and expense.  If Tenant fails to perform its repair and maintenance obligations under this Lease within ten (10) days following Landlord’s written request that Tenant do so (provided that in the event of an emergency, Landlord only need give Tenant such prior notice as is practicable under the circumstances, if any), then Landlord shall have the right to perform such maintenance or repair work on Tenant’s behalf.  Tenant will reimburse Landlord for Landlord’s costs therefor, upon demand.

(d)      Surrender of Property.
Upon the termination of this Lease, other than as a result of Tenant’s exercise of the Purchase Option, or upon the termination of Tenant’s right to possession of the Property, Tenant will surrender and deliver up to Landlord or Landlord’s designee the Property, in good repair and condition, ordinary wear and tear excepted, together with all improvements thereon installed by Tenant during the Lease Term (except as otherwise provided herein).

6.           Insurance.
(a)      Tenant’s Property Insurance.
Tenant agrees to maintain, at Tenant’s sole cost and expense, a policy of special form property insurance on the Property in an amount agreed upon between Tenant and Landlord.  Such coverage may be part of policies covering other property.

(b)      General.
Such policy must be in effect as of the Effective Date and must be maintained at all times during the Lease Term.  A duplicate original or a certificate of all insurance policies required to be maintained by Tenant will be deposited with Landlord within five (5) days following the Effective Date and current certificates (or duplicate Policy originals) will be deposited with Landlord at all times during the Lease Term.  All such insurers shall be licensed to do business in the State of Kansas and rated no less than A-VIII or comparable rating, as shown in the most current issue of A.M. Best’s Key Rating

LEASE
By and Between
BHCMC, L.L.C. and BHC Investment Company, L.C.

Guide.  All of Tenant’s insurance policies must be primary and non-contributing.  Tenant’s insurance policies may not contain any deductible or self-insured retention, provided any casualty insurance may contain a deductible not to exceed fifty thousand dollars ($50,000) for casualty losses only, without Landlord’s prior written approval.  Tenant’s insurance policies shall further provide that not less than thirty (30) days written notice shall be given to Landlord before such policies may be cancelled or changed.

(c)      Indemnity.
Tenant will defend, indemnify and hold Landlord harmless from all loss, cost, liability, expense or damage (including reasonable attorneys’ fees and expenses) (i) arising or allegedly arising from the acts or omissions of Tenant (or Tenant’s agents, employees, contractors, subcontractors, customers and invitees); and (ii) injury or death of any person or damage or destruction of the Property of any person occurring in, around or during use of any of the Property.

7.           Assignment and Subletting.
Tenant will not grant any concession, license, use agreement or right of use, nor assign this Lease or sublease the Property, or any part of the Property; and Tenant may not pledge its leasehold interest in the Property.  Any attempt by Tenant to do any of these actions will be void and of no effect, unless Tenant has received the written consent of Landlord.  No assignment or subletting by Tenant shall relieve Tenant of any obligations under this Lease or alter, modify or amend any provision of this Lease.

In the event that Tenant is a corporation, partnership, joint venture or other business entity, then any change in control of Tenant shall constitute an assignment of this Lease for purposes of this Paragraph.

8.           Tenant Default/Landlord’s Remedies.
Each of the following acts of Tenant constitute an Event of Default under this Lease: (i) Tenant’s failure to pay the required Monthly Payment or perform Tenant’s obligations to pay, obtain and/or maintain taxes, insurance coverages or repair and maintenance costs as required hereunder; or (ii) Tenant’s failure to comply with any other covenant, duty or obligation of Tenant under this Lease that is not cured within thirty (30) days after Tenant receives a notice of such failure from Landlord.

If an Event of Default should occur under this Lease, then Landlord may do either of the following (in addition to pursuing all of the other rights and remedies provided to Landlord by law):  (i) terminate the Lease by sending a written termination notice to Tenant at the address set forth herein (in which event, Tenant will immediately surrender possession of the Property to Landlord); or (ii) terminate Tenant’s right to use and possession of the Property, without terminating the Lease (in which event, Tenant will immediately surrender possession of the Property to Landlord).

LEASE
By and Between
BHCMC, L.L.C. and BHC Investment Company, L.C.

Landlord’s exercise of any of the remedies available to Landlord under the Lease will not be deemed to constitute Landlord’s acceptance of surrender of the Property by Tenant, whether by agreement or by operation of law.  Such surrender can be effected only by the written agreement of Landlord and Tenant.  If Landlord elects to terminate Tenant’s right to possession of the Property, without terminating the Lease, Landlord may hold Tenant liable for all amounts due hereunder, plus all Monthly Rent that would have been required to be paid by Tenant to Landlord during the period following termination of possession through the date that would have been the date of expiration of the Lease Term as stated above, diminished by any net sums subsequently received by Landlord.  If Landlord elects to terminate this Lease for an Event of Default, then Tenant will be liable to Landlord, as damages, an amount equal to all unpaid Monthly Rent that would be payable hereunder for the remainder of the Lease Term.  Actions to collect sums due from Tenant may be brought on one or more occasions.  If Landlord engages the services of an attorney, following an Event of Default, to assist Landlord in enforcing Tenant’s obligation to pay a monetary sum due under this Lease, then Tenant will pay Landlord, upon demand, all costs incurred by Landlord in attempting to collect such sum, including reasonable attorneys’ fees.  In addition to any late charges, past-due Monthly Rent and all other past-due payments due from Tenant under the Lease will bear interest from the date due until the date paid, at the lesser of (i) eighteen percent (18%) per annum or (ii) the maximum rate allowed by law.  Neither acceptance of any sum paid by Tenant, nor failure by Landlord to complain of any action, inaction or Event of Default of Tenant will constitute a waiver by Landlord of any of Landlord’s rights under the Lease or under the law.  Landlord’s waiver of any right for any Event of Default by Tenant will not constitute a waiver of any other right of Landlord for either a subsequent default of the same obligation or for any other default.

The remedies of Landlord hereunder and at law and in equity shall be deemed cumulative and not exclusive of each other and may be enforced concurrently and whenever and as often as Landlord deems desirable.  Forbearance by Landlord to enforce one or more of the remedies herein provided upon an Event of Default shall not be deemed or construed to constitute a waiver of such Event of Default.  Landlord may collect and receive any Monthly Rent due from Tenant and the payment thereof shall not constitute a waiver of or affect any notice or demand given, suit instituted or judgment obtained by Landlord or be held to waive, affect, change, modify or alter the rights or remedies which Landlord may have in equity, at law or by virtue of this Lease.  If Tenant fails to make any payment, perform any obligation, or cure any default hereunder within ten (10) days after notice thereof from Landlord to Tenant, Landlord, without obligation to do so and without thereby waiving such failure or default, may make such payment, perform such obligation, and/or remedy such default for the account of Tenant.  Tenant must pay, immediately upon demand by Landlord, all costs and expenses incurred by Landlord in taking such action.

9.           Landlord Default.
If Landlord should fail to perform any of its obligations under this Lease, Tenant’s exclusive remedy shall be the institution of the suit for damages.  However, prior to instituting such a suit, Landlord shall have a reasonable period of time (not less than thirty (30) days) following Landlord’s receipt of Tenant’s notice specifically describing such default in which to commence curative action.  Tenant may not institute a suit during such thirty (30) day period or during any such time thereafter as Landlord continues to diligently pursue such cure.

LEASE
By and Between
BHCMC, L.L.C. and BHC Investment Company, L.C.

10.           Notice.
Any notice given under this Lease must be in writing (unless otherwise expressly stated in this Lease) and delivered by U. S. certified mail or by hand delivery or nationally recognized courier or express mail service.  Notices given to Landlord must be sent to Landlord at Landlord’s Address for Notice; and notices given to Tenant must be sent to Tenant at Tenant’s Address for Notice.  Either party may change its address for notice by giving the other party notice of such change in accordance with this Section.  Notice that is properly addressed, with adequate postage prepaid, will be deemed received upon the earlier of (a) actual receipt; or (b) two (2) days after deposit in the U.S. mail or with such courier or express mail service (whether or not actually received or accepted).  Notice that is hand delivered shall be effective upon actual receipt.

11.           Estoppel Certificates.
Tenant and Landlord agree periodically, upon written request from the other, to furnish within ten (10) days after written request, a certificate signed and certifying (i) that this Lease is in full force and effect and unmodified (or if there have been modifications, that the same is in full force and effect as modified and stating the modifications), (ii) the Rent Commencement Date and the date through which Monthly Rent and any other payments have been made, (iii) that Tenant accepted possession of the Property and (iv) as to such other matters as may be reasonably requested by Landlord, Tenant or the holder of any deed of trust, mortgage or security agreement or prospective lender.  Any such certificate may be relied upon by any lien holder, purchaser or any beneficiary under any mortgage, deed of trust or security agreement affecting the Property or any interest therein.  Tenant’s or Landlord’s failure to deliver such statement, in addition to being a default under this Lease, shall be deemed to establish conclusively such matters as are requested in the estoppel certificate request.

12.           Limitations on Tenant.
Prior to the Acquisition Date (as defined in Section 1(c)) Tenant agrees not to make any distributions to members of Tenant, including all Class A Common Interest, Class A Preferred Interests and/or Class B Common Interests, except distributions pursuant to Section 4.1(b)(ii) of the Amended and Restated Limited Liability Company Operating Agreement of BHCMC, L.L.C. dated April 30, 2009.  If Tenant is in default hereunder, Tenant shall not pay or satisfy any other debts or obligations to members of BHCMC, L.L.C. or their affiliates (other than rent under those certain Leases dated April 30, 2009 by and between BHC Development, L.C. and Butler National Service Corporation and the Lease dated May 1, 2011 by and between BHC Investment Company, L.C. and BHCMC, L.L.C.) until such default has been cured.

LEASE
By and Between
BHCMC, L.L.C. and BHC Investment Company, L.C.

13.           Miscellaneous.
The obligation of Tenant to pay Rent and perform Tenant’s other covenants and duties under this Lease constitute independent, unconditional obligations that are to be performed at all times provided for under this Lease.  Tenant waives and relinquishes all rights to claim any nature of lien or right of offset against Rent.  Tenant waives and relinquishes any right to assert that Landlord is bound to perform (or is liable for nonperformance of) any implied covenants or duties of Landlord that are not stated in this Lease.  Tenant waives any implied warranty by Landlord that the Property is suitable for any specific purpose, and Tenant acknowledges that Tenant’s obligations are independent of any such implied warranty and of all other covenants and obligations of Landlord.  Tenant agrees that Landlord will incur no liability to Tenant by reason of any defect in the Property, whether apparent or latent.  Landlord makes no express warranty (nor shall there be any implied warranty) regarding the condition of the Property.  Landlord will never be liable under this Lease for consequential damages or special damages.  All liability of Landlord for damages for breach of any covenant, duty or obligation of Landlord may be satisfied only out of the interest of Landlord in the Property that exists at the time that any liability of Landlord is adjudicated in a proceeding that results in a final, nonappealable judgment of liability.  No prior written, or prior or contemporaneous oral, promises or representations regarding this Lease will be binding.  This document will bind and inure to the benefit of the respective heirs, executors, administrators, permitted successors and assigns of the parties (without altering the provisions of Section 7 above regarding assignment and subletting).  Nothing in this Lease shall be deemed or construed by the parties hereto, nor by any third party, as creating the relationship of principal and agent between the parties hereto, or any relationship between the parties hereto other than the relationship of landlord and tenant.  The laws of the State of Kansas shall govern the interpretation, validity, performance and enforcement of this Lease.  Venue for any action under this Lease shall be in Ford County, Kansas and Tenant hereby consents to the jurisdiction and venue of such courts.  LANDLORD AND TENANT HEREBY AGREE NOT TO ELECT A TRIAL BY JURY OF ANY ISSUE TRIABLE BY RIGHT BY JURY, AND WAIVES ANY RIGHT TO TRIAL BY JURY FULLY TO THE EXTENT THAT ANY SUCH RIGHT SHALL NOW OR HEREAFTER EXIST WITH REGARD TO THIS LEASE.  THIS WAIVER OF RIGHT TO TRIAL BY JURY IS GIVEN KNOWINGLY AND VOLUNTARILY.  Except as otherwise expressly provided herein to the contrary, time is of the essence with respect to all matters set forth in this Lease.  If any clause or provision of this Lease is determined to be illegal, invalid or unenforceable under present or future laws, then and in such event, it is the intention of the parties hereto that the remainder of this Lease shall not be affected thereby, and it is also the intention of the parties to this Lease that in lieu of each clause or provision of this Lease that is determined to be illegal, invalid, or unenforceable, there be added as part of this Lease a clause or provision as similar in terms to such illegal, invalid or unenforceable clause or provision as may be possible and be legal, valid and enforceable.  The voluntary or involuntary surrender of this Lease by Tenant, or mutual cancellation thereof, will not constitute a merger of the Landlord’s estate in the Property and the leasehold estate created hereby, however, in such event, Landlord will have the option, in Landlord’s sole discretion, to either terminate or assume all or any existing subleases or subtenancies.  All indemnities set forth herein and all covenants not fully performed on the date of expiration or earlier termination of this Lease will survive such expiration or termination.  Landlord and Tenant have each negotiated this Lease and have had an opportunity to be advised respecting the provisions contained herein; therefore, this Lease must not be construed against either Landlord or Tenant as a result of the preparation of this Lease by or on behalf of either party.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK.]

LEASE
By and Between
BHCMC, L.L.C. and BHC Investment Company, L.C.

EXECUTED in multiple counterparts, each having the force and effect of an original, as of the Effective Date.

LANDLORD
BHC INVESTMENT COMPANY, L.C.

By: /s/ Jeffery L. Ungerer
Name: Jeffrey L. Ungerer
Title: Manager

TENANT:
BHCMC, L.L.C.

By: /s/ Clark D. Stewart
Name: Clark D. Stewart
Title: CEO

ADDENDUM TO LEASE
BY AND BETWEEN BHC INVESTMENT COMPANY, L.C. AS LANDLORD
AND BHCMC, L.L.C. AS TENANT

Landlord and Tenant acknowledge the exact amount of cash needed for the Property is uncertain at this time.  Tenant shall determine whether more funds are needed and advise Landlord of the amount needed, not to exceed $3,250,000 total (additional sums of up to $750,000).

If Tenant requests additional funds from Landlord, Landlord agrees that Tenant may retain (and add to the balance owed to Landlord) any or all of the payments due Landlord under Section 4.1(b)(ii) up to, but not to exceed $750,000, and add such balances to the principal sum advanced by Landlord to Tenant.  Thereafter Monthly Rent shall be adjusted based upon the increased funding provided by Landlord based upon twelve percent (12%) annual return over the remainder of the term.

Tenant shall, in all events, pay monthly amounts based upon total advances made by Landlord to Tenant at a one percent (1%) monthly return on or before the 5th day of each calendar month for the period of time prior to Rent Commencement Date.  (Tenant shall not make any payment of interest for the calendar month immediately prior to the Rent Commencement Date as such interest shall be part of the Monthly Rent.)

Accepted and approved:

LANDLORD
BHC INVESTMENT COMPANY, L.C.

By: /s/ Jeffery L. Ungerer
Name: Jeffrey L. Ungerer
Title: Manager

TENANT:
BHCMC, L.L.C.

By: /s/ Clark D. Stewart
Name: Clark D. Stewart
Title: CEO